American Wagering and Leroy’s Emerge from Bankruptcy

LAS VEGAS, March 12, 2005 / PRNewswire - American Wagering, Inc. (OTC Bulletin Board: BETMQ) (“AWI” or the “Company”) today announced that AWI and Leroy’s Horse & Sports Place, Inc. (“Leroy’s”), a wholly owned subsidiary of the Company, have consummated the Restated Amended Joint Plan of Reorganization (the “Plan”) and have formally emerged from Chapter 11. AWI and Leroy’s officially concluded the process after completing all required actions and satisfying all remaining conditions of the Plan, which was confirmed by the U.S. Bankruptcy Court for the District of Nevada on February 28, 2005.

AWI and Leroy’s will continue operating their businesses as going concerns, all AWI common shareholders will retain their stock ownership in the Company, and the AWI common stock will continue to trade on the OTC Bulletin Board. AWI has formally requested that the “Q” designation be removed from AWI’s stock symbol soon as possible (returning the symbol to its original “BETM” designation).

Victor Salerno, CEO of AWI, said, “We are pleased to emerge from the Chapter 11 proceedings. While it has been difficult, the reorganization process has allowed us to structure our litigation payables in a manner that will not create a material drain on the Company’s cash flows. In addition, we have been able to retain key employees and customers while keeping shareholder value intact. We are confident in our ability to implement our strategies to grow the business and increase shareholder value in the long term. AWI has long been a leader in the race and sports industry; we expect to continue in that role with our numerous race and sports book locations in the state of Nevada and with the new technologies we continue to develop for our consumer and casino customers.”

Mr. Salerno continued, “Once again, I would like to extend my gratitude to our employees for their hard work and dedication, and to our customers, vendors, lenders and advisors for their support during this process."

ABOUT AMERICAN WAGERING, INC.:

American Wagering, Inc. is a publicly traded holding company that primarily operates through various wholly owned subsidiaries including, but not limited to, Leroy’s Horse & Sports Place, Inc. (“Leroy’s”), Computerized Bookmaking Systems, Inc. (“CBS”), and AWI Manufacturing, Inc. (“AWIM”). Leroy’s owns and operates over 60 race/sports book outlets in the state of Nevada, CBS is the dominant supplier of sports wagering hardware/software to the Nevada gaming industry, and AWIM is a Nevada Gaming Commission licensed manufacturer/distributor and supplier of race/sports self-service wagering kiosks.

WHERE THE READER CAN FIND MORE INFORMATION:

AWI is subject to the informational requirements of the Exchange Act and, accordingly, files its annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K, proxy statements, and other information with the SEC. Materials filed with the SEC may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C., 20549; please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. In addition, as an electronic filer, AWI's public filings are maintained on the SEC's Internet site that contains reports, proxy and information statements, and other information; the address of that website is http://www.sec.gov.

FORWARD-LOOKING STATEMENTS:

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Action of 1995 and other applicable securities laws that reflect the Company’s current views with respect to certain current/future events and financial performance. The Company believes its forward-looking statements are reasonable; however, undue reliance should not be placed on such statements, which are based on current expectations. Such forward-looking statements are and will be, as the case may be, subject to risks, uncertainties and factors relating to the operations and business environments of the Company and its subsidiaries that may cause the actual results to differ materially from these forward-looking statements. The Company and its subsidiaries face risks related to their operations that include, but are not limited to, the following: the ability of the Company to obtain trade credit, shipments and terms with vendors and service providers; the Company's ability to maintain contracts and licenses that are critical to its operations; potential adverse developments with respect to the Company's liquidity or results of operations; the ability of the Company to attract and retain customers; the ability of the Company to attract, retain and compensate key executives; demand in the markets in which the Company operates; economic conditions; the effects of any hostilities or act of war or terrorist attack; labor costs; financing costs; the costs and availability of insurance, bonds and sureties; security-related costs; competitive pressures on pricing; weather conditions; government legislation and regulation; consumer perceptions of the Companies’ products; etc. Additional risks associated with the Company's business are detailed in its reports filed with the SEC on Form 10-KSB, Form 10-QSB, and Forms 8-K.

Contact:         Tim Lockinger, CFO
                        702-735-0101, ext. 412